UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On October 6, 2016, Jaguar Animal Health, Inc. (the “Company”) announced that it had entered into a non-binding letter of intent (the “LOI”) with Napo Pharmaceuticals, Inc. (“Napo”) potentially to merge the two companies.  The LOI contemplates a 3-to-1 Napo-to-Jaguar value ratio (inclusive only of in-the-money convertible securities of the Company at the time a definitive agreement is entered into) to calculate the relative ownership of the merged entity. The LOI also outlines capitalization requirements that Napo would be required to satisfy to proceed with a potential merger.

The LOI is non-binding and any agreement is subject to the negotiation and execution of a definitive transaction agreement, which may vary from the terms set forth in the LOI. A final transaction also is anticipated to be subject to material conditions, including, but not limited to, the approval of: (i) the respective boards of directors of the Company and Napo, (ii) the shareholders of each company, (iii) the Nasdaq Stock Market, and (iv) other customary conditions for a transaction of this nature.  Accordingly, there can be no assurance that a definitive agreement will be reached by the companies, or that any agreement will result in the completion of a merger transaction.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, a copy of which will is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

In addition, on October 6, 2016, the Company announced that Aspire Capital Fund, LLC (“Aspire”) purchased 348,601 shares of the Company’s common stock for an aggregate purchase price of $794,810.28, or a price per share of $2.28, under the existing $15 million Common Stock Purchase Agreement, dated June 8, 2016, between Aspire and the Company (the “CSPA”). A copy of the CSPA was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 9, 2016.

The Company issued a press release generally describing the proposed merger and the issuance of shares of the Company’s common stock to Aspire under the CSPA. The Company is furnishing a copy of the press release, which is attached as Exhibit 99.1 to this Form 8-K.

Disclaimer on Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These include statements regarding the proposed merger between the Company and Napo and Napo’s ability to meet certain capitalization requirements that would be required for a merger to occur. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond the Company’s control. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.1	Letter of Intent, between Jaguar Animal Health, Inc. and Napo Pharmaceuticals, Inc.
99.1	Jaguar Animal Health, Inc. Press Release dated October 6, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: October 6, 2016

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